UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: October 24, 2006

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841 2-27612	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On October 24, 2006, FPL Group, Inc., Constellation Energy Group, Inc. and CF Merger Corporation (the Parties) entered into a termination and release agreement (the Termination Agreement) pursuant to which they agreed to terminate the Agreement and Plan of Merger dated as of December 18, 2005, among the Parties and abandon all transactions contemplated by such agreement.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached as exhibit 2.1.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth in Item 1.01 is incorporated by reference herein.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On October 25, 2006, FPL Group, Inc. issued a press release announcing the execution of the Termination Agreement. The press release is attached as exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished pursuant to Items 1.01, 1.02 and 8.01 herein.

Exhibit Number	Description

2.1	Termination and Release Agreement dated as of October 24, 2006, among FPL Group, Inc., Constellation Energy Group, Inc. and CF Merger Corporation

99.1	Press Release dated October 25, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY (Registrants)
Date: October 25, 2006

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc.
Vice President, Accounting, Controller and
Chief Accounting Officer of Florida Power & Light Company
(Principal Accounting Officer of the Registrants)